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                                                    Exhibit 23(b)


                  INDEPENDENT AUDITORS' CONSENT



Insituform Technologies, Inc.
Memphis, Tennessee




We consent to the incorporation by reference in the Current Report on Form 8-K dated October 25, 1995, in Registration Statement No. 33-00002 on Form S-8, Registration Statement No. 33-42543 on Form S-8, Registration Statement No. 33-14851 on Form S-3, Registration Statement No. 33-55988 on Form S-8, Registration Statement No. 33-82486 on Form S-8 and Registration Statement No. 33-82488 on Form S-8, of Insituform Technologies, Inc. of our report dated June 9, 1995 related to the consolidated balance sheets of Enviroq Corporation (renamed IMA Merger Sub, Inc.) as of March 25, 1995 and March 26, 1994 and for the years then ended (which expresses an unqualified opinion and includes explanatory paragraphs referring to the discontinued operations of two subsidiaries and the sale of Enviroq common stock to IMA on April 18,1995, and to an uncertainty regarding the ultimate outcome of certain litigation and arbitration proceedings), which report appears in the Joint Proxy Statement/Prospectus included in Registration Statement No. 33-62677 on Form S-4 of Insituform Technologies, Inc.




Deloitte & Touche LLP

s/Deloitte & Touche LLP

Jacksonville, Florida
October 31, 1995